Exhibit 10.4

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

MASTER SERVICES AGREEMENT

This Master Services Agreement (“MSA”) is made as of 8/30/2021 (the “Effective Date”), by and between Tabula Rasa HealthCare Group, Inc., a company organized in Delaware (“CUSTOMER”) and Mphasis Corporation, a Delaware corporation (“MPHASIS,” collectively with CUSTOMER the “Parties” and each a “Party”).

The Parties agree as follows:

1.ORGANIZATION

1.1Definitions

For the purpose of this Agreement, capitalized terms will have the meaning (a) as defined in Exhibit A, “Definitions,” attached and incorporated hereto; or (b) if not included in Exhibit A, as defined in the applicable section of the Agreement.

1.2Agreement Structure

The term “Agreement” as used herein consists of both (a) the general terms and conditions set forth in this “Master Services Agreement” that are applicable to all Services (with all exhibits and as amended from time to time, the “MSA”), and (b) the terms of the particular Services of a specific engagement described on one or more “Statements of Work,” “Work Orders,” “Task Orders,” or other agreement setting forth Services to be performed under the MSA (each, as amended from time to time, a “SOW”). The terms and conditions of the MSA are hereby incorporated into each SOW. In the event of a conflict between the terms of the MSA and a SOW, the terms of the SOW will govern. Terms stated in a SOW will not apply to any other SOW.

1.3Statements of Work

Each SOW will include, to the extent applicable: (a) a detailed description of the Services to be performed by MPHASIS; (b) as appropriate, a timeline, target completion dates or other schedule for performance of the Services; (c) specifications for all Deliverables and other materials to be delivered by MPHASIS, if any; (d) details regarding the fees to be paid to MPHASIS by CUSTOMER for performing the Services and details regarding any pass-through costs or other costs to be paid by CUSTOMER; (e) if applicable, CUSTOMER’s assigned tasks and related resources needed for MPHASIS to perform the Services; and (f) all other information necessary in order to properly document the Services to be performed by MPHASIS and the fees to be paid by CUSTOMER.

1.4Use by Affiliates

Each Party may enter into a SOW through its Affiliate. Any SOW entered into by an Affiliate will be governed by, and subject to, the terms of this Agreement. For purposes of such SOW(s), all references to “MPHASIS” or “CUSTOMER” in this Agreement shall be deemed to mean that Party’s Affiliate, as applicable. Unless otherwise stated in the SOW, an Affiliate that enters into a SOW will be solely liable for that SOW.

1.5Change Management

The Parties will incorporate Changes according to the type of Change:

a.

Material Changes. A Material Change may only be made by Amendment to this Agreement or to the respective SOW. If a Party unilaterally enacts a Material Change without an Amendment, that Party will bear the costs of such Material Change until otherwise set forth in an Amendment.

b.

Operational Changes. The Parties may incorporate an Operational Change by mutual agreement of the Project Managers in writing (including via email). Operational Changes may include, but are not limited to, the scope of review, process flow, and the location of the Services.

c.

Administrative Changes. Administrative Changes may be done by notice to the other Party. Administrative Changes may include, but are not limited to, the name or contact information of persons named herein.

2.SERVICES.

2.1Scope of Services

MPHASIS will perform the Services as agreed in the applicable SOW.

2.2Project Managers

For each SOW, each Party will appoint a “Project Manager” who will be that Party’s representative and its primary contact for purposes of this Agreement. A Party’s Project Manager will have the authority to direct its operations for each engagement, and will have decision-making authority for (a) any Operational Change, and (b) any term or decision to be made “by mutual agreement,” or “by mutual written agreement.” Each Party will notify the other Party in writing of any change in its Project Manager.

2.3Personnel

MPHASIS may perform the Services using its or its Affiliates’ employees or independent contractor Personnel. All MPHASIS Personnel, regardless of status, undergo standard background verification prior to onboarding, and are required to abide by all MPHASIS policies and procedures related to conduct, security, and confidentiality.

2.4Replacement of Personnel

CUSTOMER operates in a highly regulated industry and has developed mandatory compliance training for its employees and contract staff. Specific training requirements will be summarized in the applicable SOW. As set forth in an SOW, failure of MPHASIS employees or its contract or subcontract staff to complete compliance training within fifteen (15) business days of starting work for CUSTOMER may be deemed a material breach of the SOW and the MSA, which may be grounds for immediate termination by CUSTOMER. In the event that CUSTOMER determines that any MPHASIS Personnel are not skilled, trained, or otherwise qualified to perform their designated Services, or that the MPHASIS Personnel present any adverse impact, risk, or danger to CUSTOMER, its Affiliates, or the Services, including by virtue of unacceptable behavior, MPHASIS shall replace such MPHASIS Personnel within a commercially reasonable time after notice thereof and without additional cost to CUSTOMER.

2.5Management of Personnel

Except as otherwise set forth herein, MPHASIS retains sole right to direct the management of MPHASIS Personnel, and sole control over the method and manner in which the Services are performed. CUSTOMER’s right to manage the Services is limited to establishing the standards, specifications, and results of the Services, each as specifically set forth in the SOW.

2.6CUSTOMER Managed Projects

If specified in the SOW, Services may be rendered under CUSTOMER’s management and supervision. In such “CUSTOMER Managed Projects,” the sole liability of MPHASIS shall be to provide personnel who have the qualification and experience stated by the CUSTOMER. The details of such qualification and experience shall be captured in the SOW. Provisions on acceptance and warranties shall not apply to CUSTOMER Managed Projects. Further, MPHASIS shall not be required to provide any assets in relation to such CUSTOMER Managed Projects.

2.7Subcontracting

MPHASIS may subcontract all or any portion of the Services described herein. MPHASIS shall remain responsible for the performance of the Services and shall be responsible for ensuring compliance by any subcontractors with the terms and conditions of this Agreement.

2.8Location of Services

Unless otherwise stated in a SOW, the Services may be performed remotely or at any MPHASIS or MPHASIS Affiliate facility.

3.DELIVERABLES AND ACCEPTANCE

3.1Acceptance Testing

Upon delivery, CUSTOMER will have ten (10) business days (or such other period stated in the SOW) (the “Acceptance Period”) to review, evaluate, and/or test each Deliverable to determine if it meets the Acceptance Criteria in all material respects.

3.2Remediation

If, during the Acceptance Period, CUSTOMER notifies MPHASIS that a Deliverable does not reasonably meet the Acceptance Criteria, MPHASIS will use commercially reasonable efforts to remediate the defect. Upon remediation, CUSTOMER will have a new Acceptance Period to reevaluate the Deliverable.

3.3Deemed Acceptance

A Deliverable is deemed accepted by CUSTOMER if CUSTOMER makes no objection within the applicable Acceptance Period.

4.FEES, INVOICES, AND PAYMENT

4.1Fees

CUSTOMER will pay MPHASIS the Fees specified in the applicable SOW. The Fees will be calculated as follows:

a.

For SOWs or Services on a Time & Materials basis: CUSTOMER will pay MPHASIS at the hourly, daily, weekly, or monthly rates specified in the SOW for the time actually spent by MPHASIS or its Representatives performing the Services. Mphasis reserves the right to invoice Customer every two (2) weeks for SOWs or Services on a Time & Materials basis.

b.

For SOWs or Services on a Fixed Price basis: CUSTOMER will pay MPHASIS the fixed Fees stated in the SOW for the payment milestones reached, the units completed, or other such measurement of completed Services during the applicable billing period.

4.2Taxes

The Fees paid to MPHASIS are stated exclusive of any taxes that are applicable to CUSTOMER. CUSTOMER shall pay all taxes that are applicable to or are measured directly by payments made under this Agreement, including without limitation, sales, use, excise, or value-added taxes. MPHASIS will pay all employee related taxes, social insurance and welfare payments concerning MPHASIS Personnel, and corporate taxes based on MPHASIS’s income.

4.3Assignment of Receivables

Notwithstanding anything to the contrary in Section 17.1, Mphasis may sell or assign any Customer receivables to a third party (so long as the recipients are not direct competitors of Customer). Customer grants permission to Mphasis to disclose the provisions of this Agreement to purchasers and prospective purchasers of receivables and their respective agents, attorneys, auditors, rating agencies and other advisors.

4.4Expenses

CUSTOMER shall reimburse MPHASIS for travel, living, and other expenses as identified and agreed in each SOW incurred by MPHASIS or its Representatives in connection with performance of the Services (collectively, “Expenses”). MPHASIS shall separately state Expense reimbursement on the monthly invoices submitted to CUSTOMER.

4.5Invoicing

Invoices will be remitted to CUSTOMER by MPHASIS according to the payment schedule stated in the SOW, or on a monthly basis if no payment schedule is stated. Invoices may be remitted in the same month the Services are performed. Mphasis reserves the right to invoice Customer by the 5th day of each calendar month for the current month’s estimated Services. Any reconciliation/adjustments to the invoice that is required based on actual Services shall be made in the immediately subsequent month’s invoice.

4.6Payment

CUSTOMER shall pay all invoices within thirty (30) calendar days from the date specified on each invoice (the “Payment Period”). If MPHASIS does not receive payment from CUSTOMER within the Payment Period, (a) CUSTOMER shall be charged interest at a rate of [***]% per month (or the maximum rate allowed by applicable law); and (b) MPHASIS may suspend performance of the Services until payment is received. All invoices shall be submitted and paid in United States Dollars.

4.7Disputed Invoices

For any portions of an invoice which are disputed by CUSTOMER during the Payment Period, CUSTOMER shall make payment on the non-disputed portion of such invoice within the Payment Period, and the Parties shall investigate and attempt to resolve such dispute in accordance with the dispute resolution procedures set forth herein. Upon resolution of a dispute, CUSTOMER shall pay the resolved amount within thirty (30) days. Any invoice not disputed by CUSTOMER within five (5) business days of receipt is deemed accepted by CUSTOMER.

4.8Pricing Adjustments

Fees may be subject to annual pricing increases, beginning on the one (1) year anniversary of each SOW, not to exceed [***] percent ([***]%) for Services performed in the United States, and not to exceed [***] percent ([***]%) for Services performed in India. MPHASIS shall notify CUSTOMER in writing at least sixty (60) days in advance of any proposed pricing increases. If Services are performed in other locations, pricing adjustments will not exceed the greater of (a) the average annual increase in consumer prices in the applicable location as reported by an official source mutually agreed by the Parties; or (b) the percentage stated in the applicable SOW.

4.9Collections

In any successful action or suit for the collection of outstanding fees, MPHASIS shall be entitled to receive from CUSTOMER the reasonable cost for collections expenses, including reasonable attorneys’ fees and expenses.

5.TERM AND TERMINATION

5.1Term

The term of this Agreement (“Term”) shall commence on the Effective Date and shall continue in effect until terminated.

5.2Termination for Convenience

Either Party may terminate the MSA for convenience by giving sixty (60) days’ prior written notice to the other Party. Unless otherwise stated in the SOW, either Party may terminate a SOW for convenience by giving sixty (60) days’ prior written notice to the other Party.

5.3Termination for Cause

Either Party may terminate this Agreement or any SOW immediately for “Cause,” which means:

a.

A material breach of this Agreement or the respective SOW, which material breach is incurable or is not cured by the breaching party thirty (30) days after receipt of written notice by the aggrieved Party. Failure to meet service levels does not constitute a material breach.

b.	Material fraud, gross negligence, willful misconduct, or the material violation of any law by the other party.
c.	The other Party is a party to a bankruptcy or other insolvency proceeding, or is otherwise unable to perform its obligations under this Agreement.
d.	The commencement of the certain legal proceedings as described in Section 8.2.d of this Agreement.
e.

Either Party is subject to any transaction that results in the Party being acquired by, merged with, or otherwise controlled by any person or entity that: (i) is a competitor of the other Party; (ii) has had a material dispute with the other Party during the previous two (2) years; or (iii) otherwise has a material conflict of interest with the other Party.

5.4Effects of Termination

Termination of the MSA does not automatically terminate any SOW. Notwithstanding any termination, the terms of this MSA shall continue to govern any outstanding SOW unless the SOW is also terminated. Upon termination of a SOW for any reason, the Parties shall remain responsible for all obligations of the SOW (including performance of Services and payment of applicable Fees) until the effective date of termination. The terms and conditions set forth in this Agreement that, by their express or implied terms, survive termination of this Agreement, shall so survive.

5.5Wind Down Expenses

In the event CUSTOMER terminates a SOW, CUSTOMER will be responsible for the following “Wind Down Expenses:” (a) reasonable and actual costs related to the termination of arrangements for subcontractors and other resources that were engaged for the term of the SOW; and (b) the unrecovered amount, if any, of investments MPHASIS made directly in connection with such SOW, where MPHASIS had amortized the recovery of such investments over the term of the SOW. MPHASIS will use commercially reasonable efforts to mitigate any Wind Down Expenses in good faith. The Parties shall engage in good faith negotiations for the payment of the Wind Down Expenses. A SOW may set forth defined termination charges in lieu of Wind Down Expenses.

6.CONFIDENTIALITY

6.1Protection and Use of Confidential Information

Receiving Party shall not use, disclose, reproduce, distribute, disseminate, or in any way, circulate any Confidential Information of the Disclosing Party in any way or for any purpose except in connection with performing its obligations under this Agreement. Receiving Party shall not disclose any Confidential Information to any third parties except to those Representatives who have a need to know the Confidential Information in order to allow Receiving Party to adequately perform its obligations under this Agreement. Prior to disclosure of any Confidential Information to any Representatives, Receiving Party shall: (a) advise all Representatives of the confidential nature of the Confidential Information; and (b) ensure that such Representatives shall keep the Confidential Information confidential in accordance with the provisions of this Agreement. Receiving Party shall be fully responsible and liable for the actions of its Representatives with respect to any Confidential Information.

6.2Information that does not Constitute Confidential Information

Except with respect to Personal Data, which shall be treated as confidential regardless of circumstances, Confidential Information shall not include information that, as can be documented by contemporaneous written evidence: (a) was known by the Receiving Party at the time of disclosure free of any obligation to keep such information confidential; (b) is or becomes generally publicly known through no fault or breach of this Agreement by the Receiving Party; (c) is independently developed by the Receiving Party without the use of any Confidential Information and without any other violation of this Agreement; or (d) is rightfully obtained by the Receiving Party from a third party that was not under any obligation to maintain the confidentiality of such information.

6.3Compelled Disclosure

In the event that Receiving Party becomes required by law to disclose any Confidential Information, Receiving Party shall, if commercially practicable, unless prohibited by law, provide Disclosing Party with written notice thereof so that Disclosing Party may seek a protective order or other appropriate remedy. Disclosing Party shall have the right to defend such action in lieu of and on behalf of Receiving Party. Receiving Party shall cooperate with Disclosing Party in any effort to obtain such remedies, but Disclosing Party shall not be required to undertake litigation or legal proceedings in its name. In the event that Receiving Party is legally compelled to disclose any Confidential Information, Receiving Party shall furnish only that portion of the Confidential Information that is necessary in order to comply with such legal obligation and such disclosure will not be treated as a breach of this Agreement.

6.4Term of Confidentiality Obligations

The obligations of the Parties to protect the Confidential Information shall continue for a period of five (5) years following the termination of this Agreement.

6.5Return or Destruction of Confidential Information

At Receiving Party’s option, all Confidential Information, and all copies, reproductions and materials bearing or embodying any Confidential Information, disclosed by Disclosing Party to Receiving Party under this Agreement, shall be returned to Disclosing Party by Receiving Party, or destroyed by Receiving Party, promptly upon: (a) Receiving Party receiving a written request from Disclosing Party; or (b) upon termination of this Agreement. Any destruction of Confidential Information under this Agreement shall be done in a secured manner and in accordance with all applicable law. Receiving Party shall not retain any Confidential Information whatsoever unless and only to the extent required by applicable law, or by Receiving Party’s information security or archival policies, provided that the confidentiality obligations herein will continue in perpetuity for any retained Confidential Information.

6.6Injunctive and Equitable Relief

Receiving Party agrees that in the event of a breach by Receiving Party of any confidentiality provision of this Agreement, Disclosing Party shall be entitled to seek and obtain injunctive or other equitable relief, or both, in each case without the requirement to post any bond or other form of security, and without such act constituting an election of remedies or disentitling Disclosing Party to each and every remedy available at law or in equity for a breach of Receiving Party’s confidentiality obligations under this Agreement.

6.7Publicity

All public disclosures (including without limitation press releases, advertisements, marketing materials, and public announcements) by either Party which reference this Agreement or the other Party (including the Party’s name, logo, trademarks, service marks, or any other identifying information), will be coordinated with and approved by the other Party prior to disclosure. Notwithstanding the preceding sentence, (a) either Party may disclose to third parties that CUSTOMER is a customer of MPHASIS and (b) MPHASIS may use CUSTOMER as a reference.

6.8Future Transactions

If the Parties enter into discussions regarding new potential business that is not already within the scope of this Agreement, and no effective nondisclosure agreement exists between the Parties that would cover information exchanged in connection with such discussions, then the Parties agree that such information exchanged is “Confidential Information” as such term is used in this Agreement and the information exchange will be governed by the terms of this Agreement.

7.INFORMATION SECURITY.

Each Party agrees to protect any Confidential Information of the other Party it receives, transmits, or stores on its information systems using security measures reasonably acceptable in the industry, or as set forth in the applicable SOW, but in no event less than the measures used to protect its own Confidential Information.

8.REPRESENTATIONS AND WARRANTIES

8.1MPHASIS Representations and Warranties

MPHASIS represents and warrants to CUSTOMER that:

a.	At the time of delivery and for the warranty period stated in the SOW (if any), all Services and Deliverables will be substantially in accordance with the terms of this Agreement; and
b.	It will perform all Services in a good and workmanlike manner, and with the skill reasonably necessary to perform all Services described in this Agreement.

8.2Mutual Representations and Warranties

Each Party represents and warrants to the other Party that:

a.	It has full power and authority to enter into this Agreement.
b.

This Agreement has been duly authorized, executed and delivered by Such Party, and constitutes the valid and binding obligations of such Party enforceable against such Party in accordance with its terms.

c.

Entrance into this Agreement does not infringe upon or otherwise violate the rights of any third party and does not conflict with or breach the terms of any contract to which such Party is a party or by which such Party is bound.

d.

It has disclosed to the other Party all active, pending, or threatened litigation that may materially adversely affect (a) its ability to perform its obligations under this Agreement, or (b) its reputation, goodwill, or standing in the business community; and agrees to promptly disclose any future occurrences of such litigation.

9.DISCLAIMERS

9.1No Express or Implied Warranties

Except as otherwise stated herein, MPHASIS disclaims to the maximum extent allowed by law all warranties with respect to the services, whether express or implied, including, without limitation, all warranties of merchantability, accuracy, non-infringement, and fitness for a particular purpose. The services and all information included therein, and the media on or through which the services are delivered, are provided on an “as is” basis. MPHASIS will not be liable for any loss or injury arising out of or caused in whole or in part by MPHASIS’s acts or omissions or in any other way whatsoever, unless such loss or injury is occasioned by (a) breaches of confidentiality obligations for Personal Data, or (b) the gross negligence, willful misconduct, fraud, or willful unlawful acts by MPHASIS.

10.INDEMNIFICATION

10.1Mutual Indemnification

Each Party (the “Indemnitor”) shall indemnify, defend, and hold harmless the other Party, its Affiliates and each of their Representatives (the “Indemnitee”) from and against any and all third-party claims for damages, losses, costs, expenses or other claims (including reasonable attorneys’ fees and court costs) arising from or related to any gross negligence, willful misconduct, fraudulent activities or unlawful acts taken by Indemnitor under or related to the Services or this Agreement.

10.2Indemnification of Infringement Claims

MPHASIS shall indemnify, defend, and hold CUSTOMER harmless from and against any and all third party claims for damages, losses, costs, expenses or other claims (including reasonable attorney’s fees and court costs) arising from or related to MPHASIS’s breach of a third party’s intellectual property rights, provided CUSTOMER gives MPHASIS (i) prompt written notice of such claim, (ii) sole control of the defense and/or settlement of such action, and (iii) full cooperation with such defense.

a.

Exclusions. MPHASIS will have no obligations for a claim set forth in this section to the extent that the claim arises out of: (i) CUSTOMER’s breach of this Agreement; (ii) revisions or modifications to the Deliverables made without MPHASIS’s written consent; (iii) CUSTOMER’s failure to incorporate upgrades or updates that would have avoided the alleged infringement, provided MPHASIS offered such upgrades or updates without charges not otherwise required pursuant to this Agreement; (iv) MPHASIS’s modification of the Deliverables in compliance with specifications provided by CUSTOMER; or (v) use of the Deliverables in combination with hardware or software not provided by MPHASIS.

b.

Remedies. If a third party’s claims substantially interfere with, or MPHASIS believes that a third-party claim may substantially interfere with, CUSTOMER’s use of the Deliverables, MPHASIS will, at its sole cost, expense, and selection, (i) replace the Deliverables, without additional charge, with a functionally equivalent and non-infringing version; (ii) modify the Deliverables to avoid the infringement; (iii) obtain a license for CUSTOMER to continue use of the Deliverables, or, if none of the foregoing alternatives are commercially reasonable, (iv) terminate CUSTOMER’s license to use the infringing Deliverables. This Section shall constitute MPHASIS’s entire liability and CUSTOMER’s exclusive remedy for a claim of infringement.

11.LIMITATION OF LIABILITY

11.1Indirect Damages

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER THIS AGREEMENT FOR LOST PROFITS OR FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, BREACH OF EXPRESS OR IMPLIED WARRANTY, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY, THIRD PARTY CLAIMS FOR LOSS OF PROFITS, LOSS OF DATA, LOSS OF CUSTOMERS, DAMAGE TO REPUTATION OR GOODWILL OR ANY OTHER LEGAL THEORY, EVEN IF SUCH PARTY WAS SPECIFICALLY ADVISED ABOUT THE POSSIBILITY OF SUCH LOSSES OR DAMAGES.

11.2Cap on Liability

EXCEPT FOR AMOUNTS DULY OWED AND PAYABLE BY CUSTOMER, EITHER PARTY’S ENTIRE AGGREGATE LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL NOT EXCEED THE AMOUNT OF FEES PAID BY CUSTOMER OR RECEIVED BY MPHASIS UNDER THE APPLICABLE SOW IN THE SIX (6) MONTH PERIOD IMMEDIATELY PRECEDING THE DATE OF THE EVENT THAT GAVE RISE TO THE CLAIM FOR DAMAGES.

11.3Exclusions

Notwithstanding the limitation of liability set forth herein, nothing in this Agreement shall exclude or limit the liability of either Party for damages arising out of its own willful misconduct, fraud, or gross negligence.

11.4Saving Clause

Either Party’s nonperformance of an obligation hereunder will be excused to the extent caused by the other Party’s failure to perform its responsibilities.

12.COMPLIANCE WITH LAWS

Each Party shall, at its own expense, comply with all applicable laws and make, obtain, and maintain in force at all times during the term of the Agreement, all filings, registrations, reports, licenses, permits and authorizations required under applicable law, regulation or order required for such Party to perform its obligations under this Agreement.

13.NON-SOLICITATION

During the Term of this Agreement and for two (2) years thereafter, neither Party shall, either directly or indirectly, for its own benefit or for the benefit of any third party, hire, attempt to hire, or otherwise solicit for employment, any person who is a then current employee of the other Party without the other Party’s written consent. Notwithstanding the above, nothing herein shall prohibit the hiring of qualified persons in response to a general advertisement for employment.

14.INTELLECTUAL PROPERTY

14.1Pre-existing Intellectual Property

All Pre-existing IP is and shall remain the exclusive property of the respective Party, and that nothing herein shall be deemed or construed to grant to the other Party any rights, licenses or permissions with respect to any such Preexisting IP, other than as set forth below or in any SOW:

a.

To the extent any MPHASIS Pre-existing IP is used as an embedded part of a Deliverable and such Deliverable is dependent on the MPHASIS Pre-existing IP to be used or to provide the functionality as intended, MPHASIS hereby grants to CUSTOMER a limited, non-exclusive, royalty-free, worldwide, revocable, non-transferrable, non-sublicensable license to use such MPHASIS Pre-existing IP during the Term of the respective SOW solely for internal business purposes and solely to the extent necessary for CUSTOMER to use the Deliverables consistent with and limited to the scope of Services provided by MPHASIS. CUSTOMER does not have the right to duplicate, reverse engineer, decompile, disassemble, reconstruct, or commercialize MPHASIS Pre-Existing IP.

b.

CUSTOMER hereby grants to MPHASIS a limited, non-exclusive, royalty-free, worldwide, revocable, non-transferable, non-sublicensable license to use CUSTOMER Preexisting IP to the extent required by, and solely for the purpose of, provision of the Services. MPHASIS does not have the right to duplicate, reverse engineer, decompile, disassemble, reconstruct, or commercialize CUSTOMER Pre-Existing IP.

14.2Ownership and Use of Deliverables

Unless otherwise expressly provided in a SOW, all Deliverables are the exclusive property of CUSTOMER. To the extent Deliverables are not the property of CUSTOMER, MPHASIS hereby grants to CUSTOMER a limited, non-exclusive, worldwide, revocable, non-transferable, non-sublicensable license to use any Deliverable solely for CUSTOMER’s internal business purposes and solely to the extent necessary for CUSTOMER to use the Deliverables consistent with and limited to the scope of Services provided by MPHASIS, provided that CUSTOMER satisfies and remains current with its payment obligations under the respective SOW. Deliverables may not be delivered to, used by, or relied upon by any third party except pursuant to a written agreement signed by MPHASIS.

14.3Ownership of Intellectual Property

Notwithstanding anything herein to the contrary, MPHASIS owns all right, title, and interest in and to the Intellectual Property that Mphasis provides as part of the Services including any and all revisions, modifications, or alterations thereto whether or not such revisions, modifications, or alterations were made by CUSTOMER, MPHASIS, or any third party and whether or not such revisions, modifications, or alterations were approved by CUSTOMER. If CUSTOMER would gain any right, title, or interest, by operation of law or otherwise, in any Intellectual Property that Mphasis provides as part of the Services (a) by virtue of having contributed to any such Intellectual Property ; or (b) by virtue of any revisions, modifications, or alterations made to such Intellectual Property by CUSTOMER, MPHASIS, or any third party, CUSTOMER will, to the extent necessary to vest ownership of such Intellectual Property in MPHASIS, execute any and all other documents and instruments reasonably acceptable to CUSTOMER, including any assignments, that may be necessary to assign to MPHASIS all right, title, and interest in and to any such Intellectual Property or any revisions, modifications, or alterations thereto, provided that CUSTOMER shall not be required to incur any expense with respect thereto. Subject to (x) the foregoing and (y) the license grant set forth in Section 14.1, in no event shall MPHASIS obtain any rights, title, or interest whatsoever in or to any Intellectual Property or other proprietary right or any data or information whatsoever owned, licensed, or held by CUSTOMER which shall remain as between MPHASIS and CUSTOMER, the property of CUSTOMER.

14.4Open Source Components

CUSTOMER acknowledges that certain components of the Services may be covered by so-called “open source” software licenses (“Open Source Components”), which means any software licenses approved as open source licenses by the Open Source Initiative or any substantially similar licenses, including without limitation any license that, as a condition of distribution of the software licensed under such license, requires that the distributor make the software available in source code format. MPHASIS shall provide a list of Open Source Components for a particular version of the software upon CUSTOMER’s request To the extent required by the licenses covering Open Source Components, the terms of such licenses will apply to such Open Source Components in lieu of the terms of this Agreement. To the extent the terms of the licenses applicable to Open Source Components prohibit any of the restrictions in this Agreement with respect to such Open Source Component, such restrictions will not apply to such Open Source Component. To the extent the terms of the licenses applicable to Open Source Components require MPHASIS to make an offer to provide source code or related information in connection with the Open Source Components, such offer is hereby made. Any request for source code or related information should be directed only to the MPHASIS Project Manager.

14.5Residuals

Notwithstanding anything to the contrary, nothing herein shall prohibit the use by MPHASIS Personnel of any residual know-how, methods, processes, concepts, ideas, or other general information learned by MPHASIS Personnel during the performance of the Services, to the extent that such information is retained in the memory of such MPHASIS Personnel without the aid of any written, visual, or electronic record.

14.6Reversion for Nonpayment

In the event of termination by MPHASIS for the nonpayment of outstanding undisputed Fees, all Intellectual Property rights or licenses granted (including assignments if any) under this Agreement for which payment was not made shall immediately terminate and shall vest back to MPHASIS with immediate effect and without either Party being required to take any further action to enable such vesting back. The foregoing is without prejudice to any other rights that MPHASIS may have under this Agreement or at law. For avoidance of doubt, reversion under this Section 14.6 shall not apply to nonpayment of fees that are subject to appropriate notice by CUSTOMER made in good faith in accordance with Section 4.7 of this Agreement.

15.DISPUTE RESOLUTION

15.1Internal Dispute Resolution

In the event of any dispute arising out of or in connection with this Agreement, the Parties must first negotiate in good faith to resolve the dispute among the parties, escalating the dispute to each Party’s respective leadership as appropriate.

15.2Arbitration

If the dispute has not been settled within thirty (30) days following the notice of the dispute, such dispute shall thereafter be finally settled under the Rules of Arbitration of the International Chamber of Commerce (if conducted outside of the United States) or the American Arbitration Association (if conducted inside the United States) by one or more arbitrators appointed in accordance with the said Rules of Arbitration. The parties hereby renounce all recourse to litigation and agree the award of the arbitrator shall be final and subject to no judicial review. The prevailing party shall be entitled to reimbursement of all costs related to such arbitration (including reasonable attorneys’ fees) from the other Party.

15.3Governing Law

All substantive questions of law shall be determined under the laws of Delaware without regard to its principles of conflicts of laws. Any arbitration will take place in that jurisdiction, or at such other place or in such other manner as is mutually agreed by the Parties.

15.4Temporary Injunctive Relief

The timelines and procedures set forth in this section do not apply to an application for urgent temporary injunctive relief.

15.5Waiver of Jury Trial

The Parties hereby knowingly, voluntarily and intentionally waive any and all right they may have to a trial by jury in respect of any litigation (including but not limited to any claims, cross-claims, and third party claims) arising in connection with this Agreement.

16.NOTICES

Notices required under this Agreement will be deemed adequately given if (a) in writing; (b) delivered either in person; by mail, with return receipt requested; by nationally recognized, trackable commercial carrier (e.g. UPS, FedEx, DHL); or by email (if listed below or on a SOW), with return receipt requested; and (c) addressed to the recipient of the notice at the address set forth below, with all postage or freight charges prepaid (as applicable). All notices shall be deemed to have been given upon the date of receipt or refusal. Whenever under this Agreement a notice is either received, or is required to be delivered on or before, a specific day which is not a business day, the day of receipt or required delivery shall automatically be extended to the next business day. All notices shall be sent to the following addresses:

If to MPHASIS:	If to CUSTOMER:
Mphasis Corporation Attention: General Counsel 460 Park Avenue South Rm # 1101 New York, NY 10016	Tabula Rasa HealthCare Group, Inc. Attention: General Counsel 228 Strawbridge Drive, Moorestown NJ 08057 Email: legal@trhc.com

With a Copy to each Party’s Project Manager for the applicable SOW (if any).

17.MISCELLANEOUS PROVISIONS

17.1Assignment

Except as otherwise stated herein, no Party may assign its rights or obligations under this Agreement without the prior written consent of the other Party. Where allowed, this Agreement shall be binding upon and inure to the benefit of the Parties and to each of their permitted successors and assigns.

17.2Severability

In the event that any one or more provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, any such invalid, illegal or unenforceable provision shall be treated as modified to the least extent necessary to rectify its invalidity, illegality or unenforceability, and shall be enforced as so modified.

17.3Definitions and Headings

In this Agreement, except where context dictates otherwise: (a) any defined term in the singular shall have the same definition in the plural, and vice versa; (b) any defined term in one tense includes all tenses; (c) the use of “includes” or “including” shall be non-exclusive; (d) reference to “day” shall mean calendar day; and (e) reference to “this Agreement” shall include the applicable SOW. The headings in this Agreement are for the purpose of convenience only and they are not intended to be a material part of this Agreement.

17.4Entire Agreement

This Agreement contains the entire agreement between the Parties as to the subject matter hereof. This Agreement supersedes all prior oral and written agreements between the Parties with respect to the subject matter hereof.

17.5Modification

Unless otherwise stated, this Agreement may not be modified or amended except in a writing signed by an authorized representative of each Party.

17.6Waiver

No provision of this Agreement may be waived except in writing. No waiver of a provision of this Agreement by any Party will be deemed to be or will constitute a waiver of any other provision of the Agreement. A waiver will be effective only in the specific instance and for the purpose for which it was given, and will not constitute a continuing waiver.

17.7Force Majeure

Except for the obligation to make payments, nonperformance of either Party shall be excused to the extent performance is rendered impossible by circumstances reasonably outside of the control of such Party, including but not limited to fire, flood, natural disaster, labor dispute, act of government, civil instability, loss of civil infrastructure, pandemic, war, crime, or terrorism (each a “Force Majeure Event”). Such Party must notify the other Party of such Force Majeure Event as soon as reasonably possible. If a Party is excused from the performance of any SOW by a Force Majeure Event for a continuous period of thirty (30) days or more, the other Party may terminate such SOW by giving notice to the other Party.

17.8Relationship of the Parties

MPHASIS will provide all Services as an independent contractor. Nothing in this Agreement or any SOW shall create or imply an agency relationship between MPHASIS and CUSTOMER, nor shall this Agreement or any SOW be deemed to constitute a joint venture or partnership between the Parties.

17.9Execution

This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Signatures to this Agreement may be executed and/or exchanged by electronic means and shall have the same legal effect as the exchange of original signatures.

***Signatures Follow***

IN WITNESS WHEREOF, the authorized officers of the Parties have executed this Agreement effective as of the Effective Date.

TABULA RASA HEALTHCARE GROUP, INC.		MPHASIS CORPORATION

By:	/s/ Calvin H. Knowlton	By:	/s/ Eric Winston

Name:	Calvin H. Knowlton, PhD	Name:	Eric Winston

Title:	Chairman and CEO	Title:	EVP and General Counsel

Date:	August 30, 2021	Date:	August 31, 2021

Exhibit A

Definitions

Term	Definition
“Acceptance Criteria”

has the meaning defined in the applicable SOW.  If no Acceptance Criteria are stated in a SOW, “Acceptance Criteria” means, “substantially in accordance with the requirements and specifications described in the SOW.”

“Acceptance Period”	has the meaning set forth in section 3.1.
“Administrative Change”	means a contractual Change that does not otherwise affect any material obligations of the Agreement.
“Affiliate”	means any entity that Controls, is Controlled by, or is under common Control with a Party, and includes without limitation a Party’s subsidiaries, parent companies, or parent companies’ subsidiaries.
“Agreement”	Means the MSA and applicable SOW, each as amended from time to time, along with all incorporated exhibits thereto.
“Amendment”	means any written document, signed by duly authorized representatives of each Party, revising, amending, or appending the terms and conditions of the Agreement or a particular SOW.
“Cause”	has the meaning set forth in section 5.3.
“Change”

means any alteration of the Services, the relationship of the Parties, the requirements of the Agreement, or either Party’s operations, policies, procedures, systems, materials, or method of doing business to the extent it impacts the other Party.

“Confidential Information”

means all Personal Data and all information that: (a) is marked as confidential or proprietary or that bears a similar marking; or (b) given the nature of and circumstances of disclosure, should be reasonably understood by Receiving Party to be confidential or proprietary to Disclosing Party.  Confidential Information expressly includes, but is not limited to: (a) unpublished patent applications, unpublished copyrightable materials, and trade secrets; (b) financial information, including costs and pricing; (c) information related to the current, future and proposed products and services, including design details, specifications, engineering information, prototypes; (d) business processes, models, formulae, know-how, and algorithms; (e) strategic business information, including procurement requirements, forecasts, sales strategies, client and customer lists, reports, and studies; (f) software programs, software code (including source code and object code), operations or systems manuals; and (g) the existence and content of this Agreement, and discussions related thereto that took place on, before or after the execution thereof.

“Control”	means the legal right or other ability to direct the actions of another person, whether due to equity ownership, managerial relationship, contract, or any other means.
“Disclosing Party”	means, with respect to certain Confidential Information, the Party that provided the Confidential Information to the other Party.
“Deliverables”	mean the specific reports, products, or other results of the Services to be delivered by MPHASIS to CUSTOMER pursuant to the SOW, that are specifically identified in the SOW as a Deliverable.
“Expenses”	has the meaning set forth in section 4.4.
“Fees”	means the monetary amounts to be paid by CUSTOMER in compensation for the Services
“Fixed Price”

means a pricing model whereby Fees are a fixed amount based on the achievement of certain events or milestones set forth in a SOW, or whereby CUSTOMER will pay a fixed price per unit of completed Services.

“Force Majeure Event”	has the meaning set forth in section 17.7.
“Indemnitee”	has the meaning set forth in section 10.1.
“Indemnitor”	has the meaning set forth in section 10.1.
“Intellectual Property”

means all (1) ideas, designs, concepts, methods, processes, techniques and apparatus, (2) patents, patent applications, patent disclosures, inventions, discoveries and/or improvements (whether patentable or not), (3) trademarks, service marks, trade dress, trade names, logos, corporate names, Internet domain names, and registrations and applications for the registration thereof together with all of the goodwill associated therewith, (4) copyrights and copyrightable works (including computer programs and mask works) and registrations and applications thereof, (5) trade secrets, know-how, any other confidential information, and any other intellectual property of every nature and type, (6) any work of authorship, including any associated copyright, industrial design or moral rights recognized by law, (5) Confidential Information of a Party, (6) waivable or assignable rights of publicity, waivable or assignable moral rights, (7) unregistered and registered design rights and any applications for registration thereof, (8) database rights and all other forms of proprietary technology or material or intellectual property of every nature and type, and (9) all statutory, common-law, and other similar rights in any and all jurisdictions and countries related to any of the foregoing.

“Material Change”

means any Change that materially adversely affects (i) the costs incurred by either Party; (ii) the benefit received by either Party (other than variations otherwise permitted by this Agreement); or (iii) the ability of either Party to perform its obligations under this Agreement.

“MSA”	has the meaning set forth in section 1.2
“Operational Change”	means any Change to process, scope, function, or operations, that does not result in a Material Change
“Party”	Means CUSTOMER or MPHASIS, as they are defined in the opening paragraph.
“Payment Period”	has the meaning set forth in section 4.5.
“Personal Data”

means any information concerning an individual that would be considered “non-public personal information,” “personal data,” “private data,” or “personally identifiable information,” or similar terms within the meaning of applicable privacy laws.

“Personnel”	means the individuals assigned by MPHASIS to perform the Services.
“Pre-existing IP”

means all Intellectual Property of a Party existing prior to or developed, conceived, or acquired separately from the Services, including without limitation any and all revisions, modifications, alterations, or other changes made thereto.

“Project Manager”	has the meaning set forth in section 2.2.
“Receiving Party”	means, with respect to certain Confidential Information, the Party that has received the Confidential Information from the other Party.
“Representatives”	mean a Party’s employees, agents, officers, directors, contractors, professional advisors, or other persons engaged to represent the Party.
“Services”	means the services to be provided by MPHASIS to CUSTOMER as such services will be described in one or more SOWs.

“SOW”	has the meaning set forth in section 1.2.
“Term”	has the meaning set forth in section 5.1.
“Time & Materials”	means a pricing model whereby Fees are calculated based on time actually spent, and materials actually consumed, by Mphasis or its Representatives in the performance of the Services.
“Wind Down Expenses”	has the meaning set forth in section 5.5.